                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 30, 2003


                          ACTIVE IQ TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)



        Minnesota                      1-12401                  41-2004369
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)


         800 Nicollet Mall, Suite 2690
               Minneapolis, MN                                    55402
    (Address of Principal Executive Offices)                    (Zip Code)



       Registrant's telephone number, including area code: (612) 664-0570


                          5720 Smetana Drive, Suite 101
                           Minnetonka, Minnesota 55343
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

On April 30, 2003, Active IQ Technologies, Inc. (the "Company") completed the sale of all or substantially all of the assets used in its accounting software applications business pursuant to an Asset Purchase Agreement dated February 17, 2003, among the Company, Red Wing Business Systems, Inc. ("Red Wing"), Champion Business Systems, Inc. ("Champion") and Red Wing Software, Inc. (the "Purchaser"). The assets sold were held by Red Wing and Champion, both of which are wholly-owned subsidiaries of the Company and which collectively operated the Company's accounting software business. The transaction was approved by the Company's shareholders at a special meeting held on April 29, 2003.

Pursuant to the terms of the asset purchase agreement, in consideration for all of the assets of the Company's accounting software business, the Purchaser paid an amount equal to the amount necessary to satisfy or discharge the Company's remaining indebtedness incurred in connection with its 2001 acquisitions of Red Wing (including FMS Marketing, Inc.) and Champion, or approximately $1.45 million. In particular, the Company obtained from each of the 24 persons to whom such indebtedness was owed an irrevocable election to accept, as full satisfaction of the Company's obligations, either (i) cash in an amount equal to 75 percent of the outstanding principal amount owed to such person, or (ii) a new promissory note to be issued by the Purchaser in the principal amount equal to 100 percent of the amount owed to such person. Seventeen persons representing $1,003,235 of such aggregate indebtedness elected to accept the cash option, meaning that at the closing, the Purchaser paid the Company cash proceeds equal to $752,427, which amount was immediately forwarded to the beneficiaries of the indebtedness that elected the cash option, in full satisfaction of the Company's obligations to them. The remaining 7 persons elected to receive promissory notes from the Purchaser in the aggregate principal amount of $448,479 in full satisfaction of the Company's obligations. In addition to satisfying the Company's indebtedness incurred in connection with its 2001 acquisitions, the Purchaser also assumed certain other liabilities related to the accounting software business, including trade payables and other obligations arising under contracts to be assigned to the Purchaser.

The Purchaser is principally owned by James C. Long and Kenneth Hilton. Mr. Long was the President of Champion for several years prior to its acquisition by the Company in September 2001. Since September 2001, Mr. Long has been employed by the Company's accounting software business. Mr. Hilton was a co-owner and officer of FMS Marketing until the Company acquired it in October 2001 and since that time has also been employed by the Company in the accounting software business.

Following the sale of the assets of the Company's accounting software business, the Company no longer has any operating business assets or debt and has net assets of approximately $450,000.

A copy of the asset purchase agreement among the Company, Red Wing, Champion and the Purchaser is attached to this Form 8-K as Exhibit 2.1 and incorporated by reference herein. A copy of the Company's press release dated May 1, 2003 announcing the completion of the sale of the accounting software business is attached to this Form 8-K as Exhibit 99.1 and incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.

(c)      Exhibits

            EXHIBIT     DESCRIPTION OF DOCUMENT
            -------     -----------------------
             2.1        Asset Purchase Agreement dated February 17, 2003 by and among Active IQ Technologies, Inc.,
                        Red Wing Business Systems, Inc., Champion Business Systems, Inc. and Red Wing Software, Inc.

             99.1       Press release dated May 1, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ACTIVE IQ TECHNOLOGIES, INC.

Date:  May 9, 2003                           By:      /s/ Mark D. Dacko
                                                 -------------------------------
                                                          Mark D. Dacko
                                                     Chief Financial Officer

                                  EXHIBIT INDEX

            EXHIBIT     DESCRIPTION OF DOCUMENT
            -------     -----------------------
              2.1       Asset Purchase Agreement dated February 17, 2003 by and among Active IQ Technologies, Inc.,
                        Red Wing Business Systems, Inc., Champion Business Systems, Inc. and Red Wing Software, Inc.

             99.1       Press release dated May 1, 2003.